Exhibit 10.2

EXECUTIVE CONSULTING AGREEMENT

made this 21st day of February 2025

AMONG

180 LIFE SCIENCES CORP.

AND

BLAIR JORDAN STRATEGY AND FINANCE CONSULTING INC.

AND

BLAIR JORDAN

- i -

EXECUTIVE CONSULTING AGREEMENT

THIS AGREEMENT is dated February 21, 2025, and effective as of January 1, 2025 (the “Effective Date”). This Agreement amends, supersedes and replaces that certain Executive Consulting Agreement between the Company, Consultant and CEO dated May 7, 2024 (the “Prior Agreement”), for all purposes as of the Effective Date.

AMONG:

180 LIFE SCIENCES CORP., a corporation duly incorporated under the laws of Delaware, having a place of business at 3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA

(the “Company”)

OF THE FIRST PART

AND:

BLAIR JORDAN STRATEGY AND FINANCE CONSULTING INC., a corporation duly incorporated under the laws of British Columbia, having offices at 244-2035 Glenaire Drive, North Vancouver, B.C. Canada V7P 1Y2

(the “Consultant”)

OF THE SECOND PART

BLAIR JORDAN, an individual residing at 244-2035 Glenaire Drive, North Vancouver, B.C. Canada V7P 1Y2

(the “CEO”)

OF THE THIRD PART

WHEREAS:

(A) the Company is a Nasdaq listed company with both biotechnology assets, which are currently being reviewed for potential sale or partnership, and a Gaming Technology Platform, which the Company currently intends to operationalize through various acquisitions and/or organic development of relevant components;

(B) the Consultant is wholly-owned and controlled by the CEO;

(C) the Company and the Consultant have mutually agreed to evidence the terms of the engagement of the services of the Consultant by the Company by this Agreement which is to supersede all prior discussions and negotiation between the parties, whether written or oral, including, but not limited to the Prior Agreement; and

(D) the Consultant will direct the CEO to provide the services of Chief Executive Officer to the Company throughout the term in order to fulfill its obligations hereunder.

WITNESSETH that the parties mutually agree as follows:

Part 1

INTERPRETATION

Interpretation

1.1 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

(i) this “Agreement” means this executive consulting agreement as may from time to time be supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

(ii) “Parties” means the Company, the Consultant and the CEO,

(iii) the words “herein”, “hereof” and “hereunder” or similar terms refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision of this Agreement,

(iv) all dollar amounts in this Agreement are expressed in American dollars,

(v) a reference to an entity includes any entity that is a successor to such entity,

(vi) the headings of this Agreement are for convenience only and are not intended as a guide to interpretation of this Agreement or any portion hereof,

(vii) a reference to a statute includes all regulations made pursuant thereto, all amendments to the statute or regulations in force from time to time, and any statute or regulation which supplements or supersedes such statute or regulations, and

(viii) the “Board” means the board of directors of the Company as from time to time constituted.

Engagement

1.2 The Company hereby engages the Consultant and the Consultant hereby agrees to provide consulting services to the Company upon and subject to the terms and conditions of this Agreement.

1.3 Concurrently with the Consultant’s performance of the Services, the Company acknowledges that the CEO may have other business involvements, business interests and sources of business income, including from parties with which the Company may or may not have a relationship. The CEO is permitted to undertake such activities and retain all compensation received from these activities provided that such activities do not prevent, inhibit or impair the Consultant and the CEO from meeting their obligations under this Agreement.

1.4 The Consultant and the CEO hereby promises to perform and discharge faithfully the services which may be requested from the Consultant and CEO from time to time by the Company and duly authorized representatives of the Company, including the Board of Directors (the “Services”). The Consultant and CEO shall provide the Services required hereunder in a diligent and professional manner.

1.5 All services provided by the Consultant and CEO hereunder shall be in full compliance with all applicable laws and regulations.

1.6 At all times that the Company is subject to reporting obligations with the Securities and Exchange Commission (“SEC”), (a) CEO shall use his best efforts to maintain the Company’s compliance with all rules and regulations of the SEC and reporting requirements for publicly traded companies under the Securities Exchange Act of 1934, as amended; and (b) CEO shall comply, and cause the Company to comply, with the then-current good corporate governance standards and practices as prescribed by the SEC, any exchange on which the Company’s capital stock or other securities may be traded and any other applicable governmental entity, agency or organization.

Term

1.7  This Agreement will be effective on the Effective Date. This Agreement and the Services will continue until December 31, 2026, unless otherwise terminated pursuant to the terms under Part 4 (the “Term”). In the event that the Parties have not agreed to an extension or termination of this Agreement with at least 30 days written notice at the end of the Term of this Agreement, this Agreement shall automatically renew for successive terms of one (1) year upon the expiration of the primary term or any renewal. For the sake of clarity, either party may terminate this Agreement prior to the 30-day written notice period.

1.8 The CEO will act under the title of “Chief Executive Officer” of the Company, or such other titles or position as advised by the Board, and will report to the Board. The CEO will receive all remuneration and other benefits of such offices only through the Consultant.

Responsibilities

1.7 The CEO’s responsibilities will be those typically handled by the Chief Executive Officer of a public reporting company of similar size, and in a similar situation to the Company.

General Responsibilities

1.8 During the term of this Agreement, the CEO will

(i) diligently perform the Services arising under this Agreement to the best of his skill and ability, and

(ii) attend to duties at the specific times and days as reasonably directed by the Company, excepting holidays (which will be a maximum of 20 paid days on an annualized basis under the Agreement), absence due to sickness and other authorized absences as set out in this Agreement.

Part 2

COMPENSATION

Fees

2.1 The Company will pay the Consultant an annual consulting fee of $240,000, to be paid in twelve, equal monthly installments, with each installment payable monthly in arrears, in respect of the Services (the “Fee”). No deductions from source will be made on account of income taxes or employment insurance. All payments made pursuant to this Agreement will be made to the Consultant.

Incentive Bonus and Equity Grant

2.2 The Company may pay the Consultant or the CEO, an incentive bonus of up to 100% of the Fee (the “Incentive Bonus”) in the form of cash or equity to be determined solely by the Compensation Committee in consultation with the CEO.

2.3 Additional bonus payments in 2025, if any, and subsequent bonus payments in 2026 from the Company to the Consultant or CEO under this Agreement will be based on criteria to be determined by the Compensation Committee of the Board and communicated to the Consultant and the CEO.

2.4 Notwithstanding anything else herein, nothing herein shall prohibit the Board or the Compensation Committee from paying bonuses to the Consultant or CEO from time to time in cash or equity, in their sole discretion. Additionally, any bonus earned herein shall be paid by March 15th of the year following the date it is earned.

2.5 The CEO shall be granted 160,000 shares of restricted common stock (the “Shares”), subject to the following vesting schedule, subject to approval of the Board of Directors and the Compensation Committee of the Board of Directors, under the Company’s Third Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan, with such Shares to be evidenced and documented by the entry by the Company and the CEO into a Notice of Restricted Stock Grant and Restricted Stock Grant Agreement (collectively, the “Equity Grant”):

2.6 80,000 Shares to vest on January 1, 2026, subject to the CEO’s continued service to the Company on such vesting date; and

2.7 80,000 Shares to vest on December 31, 2026, subject to the CEO’s continued service to the Company on such vesting date.

Vesting of Shares

2.8 The Shares will be subject to accelerated vesting and forfeiture as set forth in the Notice of Restricted Stock Grant and Restricted Stock Grant Agreement.

2.9 In the event that this Agreement is terminated by us without “cause” or by Consultant for “good reason”, we are required to pay Consultant (i) the same payments and benefits which Consultant is entitled to receive in connection with a termination without “cause” (as discussed below), (ii) the Equity Grant and all Options and Shares then outstanding and scheduled to vest within one (1) year of termination will immediately vest, and (iii) the treatment of Equity Grant and all Options and Shares then outstanding and scheduled to vest outside of one (1) year from termination will be determined solely by the Compensation Committee.

2.10 The Company will promptly reimburse any reasonable out-of-pocket expenses of the Consultant or the CEO upon presentation of appropriate vouchers and invoices, including but not limited to travel, lodging and business entertainment expenses, pursuant to the Company’s reimbursement policies in effect from time to time (collectively, the “Expenses”).

Independent Contractor

2.11 The Consultant’s relationship with the Company shall be that of an independent contractor and not that of an employee. Accordingly, the Consultant, as well as the CEO, will not be eligible for any employee benefits, other than as specifically provided for herein.

2.12 It is the express intention of the Company and Consultant and CEO that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant or CEO as an agent or employee of the Company. Consultant and CEO acknowledge and agree that Consultant and CEO are obligated to report as income all compensation received by Consultant and CEO pursuant to this Agreement. Consultant and CEO agree to and acknowledge the obligation to pay all self-employment and other taxes on such income.

2.13 The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Consultant under the terms of this Agreement. Consultant agrees and understands that it is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising from or in connection with (i) any obligation imposed on the Company to pay withholding taxes or similar items, or (ii) any determination by a court or agency that the Consultant is not an independent contractor pursuant to this Agreement.

Part 3

THE CONSULTANT’s and THE CEO’s ADDITIONAL COVENANTS and representations

Confidential Information

3.1 The Consultant and the CEO acknowledge that in the course of performing the Services the Consultant and the CEO will have access to and be entrusted with confidential information and trade secrets of the Company (collectively the “Confidential Information”) relating to the business affairs, customers, suppliers, technology, proprietary rights, patents, research, plans, research data, marketing techniques, manufacturing methods, procedures and techniques, industrial designs, inventions, improvements, discoveries and routines concerning the Company, its business and those of its affiliates and of its customers and their particular business requirements, and that the disclosure of any of such Confidential Information to competitors of the Company or the general public may be highly detrimental to the interests of the Company or its affiliates, as the case may be, and the Consultant and the CEO each agree to maintain the utmost confidentiality respecting the Confidential Information.

The Consultant and the CEO further acknowledge that in the course of performing the Services they might, from time to time, be a representative of the Company in negotiations and discussions with other parties and as such will be significantly responsible for maintaining or enhancing the goodwill of the Company and its affiliates.

The Consultant and the CEO further acknowledge that the right to maintain the confidentiality of the Confidential Information and the right to preserve the Company’s goodwill are proprietary rights which the Company is entitled to protect.

Consultant and CEO agree that it/he shall surrender to the Company and/or destroy all documents and materials in its/his possession or control which contain Confidential Information and which are the property of the Company upon the termination of this Agreement.

No Disclosure

3.2 The Consultant and the CEO will not, during the term of this Agreement or at any time thereafter, disclose any of the Confidential Information to any person, nor will the Consultant and the CEO use the Confidential Information for any purpose other than to complete the Services, nor will either disclose or use for any purpose other than in the best interests of the Company or its affiliates the private affairs of the Company or its affiliates or any other confidential or proprietary information which it might acquire during the course of performing the Services, except:

(i) with the prior written authorization of the Board,

(ii) as required to carry out the purposes of this Agreement,

(iii) as otherwise permitted under this Agreement, or

(iv) where the Confidential Information is in or comes into the public domain through no act or omission of the Consultant and/or the CEO.

3.3 Notwithstanding any other term of this Agreement (including this Part 3, (a) the Consultant and CEO may respond to a lawful and valid subpoena or other legal process relating to the Company or its business or operations; provided that the Consultant and/or CEO shall: (i) give the Company the earliest possible notice thereof; (ii) as far in advance of the return date as possible, at the Company’s sole cost and expense, make available to the Company and its counsel the documents and other information sought; and (iii) at the Company’s sole cost and expense, assist such counsel in resisting or otherwise responding to such process, and (b) the Consultant’s and CEO’s reporting of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other whistleblower protection provisions of state or federal law or regulation shall not violate or constitute a breach of this Agreement. Nothing contained in this Agreement (or any exhibit hereto) shall be construed to prevent the Consultant or CEO from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Consultant from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Exchange Act or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

No Competition & Notice of Conflict

3.4 Consultant and CEO certify that neither have any outstanding agreement or obligation that conflicts with any of the provisions of this Agreement or that would preclude Consultant and CEO from complying with the provisions of this Agreement. Consultant and CEO further certifies that Consultant and CEO will not enter into any such conflicting agreement during the Term of this Agreement. Prompt disclosure is required by Consultant and CEO if they undertake any activity which may conflict with any of the provisions of this Agreement, the Services, or be adverse to the Company’s interests.

3.5 If the Board, acting reasonably, determines that the Consultant or the CEO is engaging in an activity which it deems to be a conflicting activity, then the Company will so advise the Consultant or the CEO, as applicable, in writing and the Consultant or the CEO, as applicable, will, as soon as possible in order to minimize any injury to the Company and in any event no longer than 10 days, or such longer period as the Company and the Consultant or the CEO may agree upon, after receipt of notice,

(i) discontinue the activity, and

(ii) certify in writing to the Company that it has discontinued the conflicting activity including where appropriate by sale or other disposition or by transfer of all such interests, except a beneficial interest, into a “blind trust” or other fiduciary arrangement over which the Consultant and/or the CEO has no control, direction or discretion; or

advise the Company that it disputes the conflict and the matter will be referred to mediation or arbitration as set out under Part 5.

Company’s Proprietary Rights

3.6 Notwithstanding anything else in this Agreement, it is expressly acknowledged and understood by the Consultant and the CEO that all of the work product of the Consultant and the CEO while performing the Services pursuant to the terms hereof will belong to the Company absolutely, and notwithstanding the generality of the foregoing, all patents, inventions, improvements, notes, documents, correspondence, produced by the Consultant and the CEO while performing the Services will be the exclusive property of the Company. The Consultant and the CEO further agree to execute without delay or further consideration any patent assignments, conveyances, other documents and assurances as may be necessary to effect this provision.

Special Remedies

3.7 The Consultant and the CEO acknowledge his obligations under this Part 3 are of a special character and that in the event of any conduct by the Consultant and the CEO in violation of this Agreement or any of these obligations, the Company may sustain irreparable injury for which monetary damages will not provide an adequate remedy. Accordingly, the Consultant and the CEO agree that in addition to other remedies and damages available to the Company at law or otherwise and if the Company so elects, the Company is entitled:

(i) to institute and prosecute proceedings either at law or in equity in any court of competent jurisdiction, against the Consultant and/or the CEO: (i) to obtain damages for the conduct, (ii) to enforce specific performance, (iii) to enjoin the Consultant, the CEO, any principal, partner, agent, servant, employer and employee of the Consultant, and any other person acting for, on behalf of or in conjunction with the Consultant from the conduct, or (iv) to obtain any other relief or any combination of the foregoing which the Company may elect to pursue.

3.8 If any restriction as to time, area, capacity or activity imposed on the Consultant and the CEO by this Agreement is finally determined by a Court of competent jurisdiction to be unenforceable (the “Offending Restriction”), the Consultant and the CEO agree that upon written notice from the Company specifying for inclusion in this Agreement a lesser time or area, fewer capacities or an activity of lesser scope than now contained in this Agreement (the “Lesser Restriction”), this Agreement will be deemed to be amended by the substitution of the Lesser Restriction for the Offending Restriction insofar as is lawfully enforceable.

The Consultant’s Representations

3.9 The Consultant and the CEO hereby confirm to the Company that the information about the Consultant and the CEO contained in the written resumé previously provided to the Company is materially accurate and omits nothing which would render any information contained therein misleading. The Consultant and the CEO consent to the Company making such background checks about the Consultant and the CEO as it deems necessary. The Consultant and the CEO further represent that this Agreement does not conflict with any agreement, arrangement or other legal obligation to any previous employer or other person to which any duty or obligation is owed.

Part 4

TERMINATION

Termination

4.1 Prior to the end of the Term, subject to Section 4.2 and Section 4.3, this Agreement may be terminated on the effective termination date as set out in any agreement between the Company and the Consultant and the CEO for voluntary termination.

4.2 The Consultant may terminate this Agreement: (a) for “good reason” (meaning, without the Consultant’s consent, the failure of the Company to pay any Compensation pursuant to this Agreement when due or to perform any other obligation of the Company under the Agreement, or the introduction of a requirement to be physically present in an office that is not located in Vancouver, British Columbia); provided, however, prior to any such termination by the Consultant for “good reason”, Consultant must first advise the Company in writing (within 90 days of the occurrence of such event) and provide the Company with 30 days to cure, and such Agreement must be terminated within 30 days after the Company’s failure to cure; (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

4.3 If the Agreement is terminated by the Consultant for “good reason”, or by the Company without “just cause” (as discussed below)(other than due to death or disability), Consultant will be paid, in lump sum on the thirtieth day following such termination, a severance payment equal to (i)  half of the then current annualized Fee, in the event such termination occurs during the first twelve months of the Agreement (six months of pay at annualized Fee) and 100% of the then current annualized Fee, in the event such termination occurs after the first twelve months of the Agreement, together with all outstanding Expenses and pro-rated Fee (through the date of termination), any unvested portion of the Equity Grant scheduled to vest within one (1) year of termination shall vest upon such termination, and the treatment of any unvested portion of the Equity Grant scheduled to vest outside of one (1) year of termination will be determined solely by the Compensation Committee (collectively, the “Extended Obligations”); (ii) any unpaid annual cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination with such amount determined based on actual performance during such fiscal year as determined by the compensation committee; and (iii) immediate vesting of any and all equity or equity-related awards (does not include the Equity Grant described in section 2.5 of this Agreement) previously awarded to the Consultant that vest solely on the service of the CEO and Consultant. Any equity awards that vest based on various performance metrics will be vested only if such performance metrics have been met at the time of termination of service and will be determined solely by the Compensation Committee

4.4 If the Agreement is terminated without “good reason” by the Consultant, the Consultant is entitled to the Accrued Liabilities (as defined in Section 4.9 below), and any equity awards or equity-related awards that are not vested as of the date of termination will be cancelled and forfeited and any vested awards will be exercisable pursuant to their terms.

4.5 The Company may terminate this Agreement at any time (a) for “just cause” (as discussed below); or (b) for any reason other than “just cause”.

4.6 Any amount due to Consultant hereunder under Section 4.3 or 4.4 shall be paid to Consultant within 15 days of the date of termination of this Agreement and any amount due to Consultant hereunder under Section 4.3 shall be paid to Consultant within 30 days of the termination of this Agreement.

Termination for Just Cause and Other Events of Early Termination

4.7 Despite any other term of this Agreement to the contrary, this Agreement may be terminated by the Company without notice upon:

(i) the death or physical or mental incapacity of the CEO and as a result of which the CEO is unable to perform the Services for a period in excess of 60 days;

(ii) in the event the CEO or a related party to the CEO ceases to own or control 100% of the shares of the Consultant;

(iii) the receipt by the Consultant and the CEO of written notice from the Board terminating this Agreement for just cause where “just cause” means any of the following events:

i.	any material or persistent breach by the Consultant or the CEO of the terms of this Agreement;

ii.	the conviction of the Consultant or the CEO of a felony offence, or the equivalent in a non-American jurisdiction, or of any crime involving moral turpitude, fraud or misrepresentation, or misappropriation of money or property of the Company or any affiliate of the Company,

iii.	a wilful failure or refusal by the Consultant or the CEO to satisfy its respective obligations to the Company under this Agreement including without limitation, specific lawful directives, reasonably consistent with this Agreement, or requests of the Board,

iv.	any negligent or wilful conduct or omissions of the Consultant or the CEO that directly results in substantial loss or injury to the Company,

v.	fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees,

vi.	any failure to comply with any of the Company’s written policies and procedures, including, but not limited to, the Company’s Corporate Code of Ethics and Insider Trading Policy,

vii.	however, no termination is deemed to be for just cause under this Agreement, except for termination for a conviction under the second subsection of Section 4.7(ii), or an act constituting just cause which has already occurred and which is ascertained to have caused the Company a financial loss or loss of goodwill, unless the Board first gives written notice to the Consultant and the CEO, as applicable, advising of the acts or omissions that constitute failure or refusal to perform its obligations and that failure or refusal continues after the Consultant and the CEO, as applicable, has had thirty (30) days to correct the acts or omissions as set out in the notice, if such acts or omissions are correctable.

Effect on Termination under Section 4.7

4.8 If the Company terminates this Agreement pursuant to Section 4.7, then the Consultant is not entitled to receive and the Company will not pay any fee, damages or other sums as a consequence of the termination except for the Accrued Liabilities as defined in Section 4.9 below and the Consultant will cause the CEO to resign from any office with the Company or an affiliate which the Company cannot by itself lawfully terminate.

Termination due to Death or Disability

4.9 If this Agreement is terminated due to the CEO’s death or disability pursuant to Section 4.7(i) above, the Consultant, or the CEO’s estate or his beneficiaries, as the case may be, will be entitled to receive (i) any accrued but unpaid Fee through the date of termination, any unpaid or unreimbursed expenses incurred in accordance with the terms of the Agreement, (collectively, the “Accrued Liabilities”); (ii) any unpaid annual cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination, with such amount determined based on actual performance during such fiscal year as determined by the Company’s Compensation Committee on the sixtieth day following termination; (iii) a lump sum payment of any non-discretionary annual cash bonus that would have been payable based on actual performance with respect to the year of termination in the absence of the CEO’s death or disability, pro-rated for the period that the CEO worked prior to his death or disability, and payable at the same time as the bonus would have been paid in the absence of the CEO’s death or disability; and (iv) immediate vesting of any and all equity or equity-related awards previously awarded to the Consultant, irrespective of the type of award.

Return of Property

4.10 On the effective termination date, the Consultant and the CEO will deliver to the Company, in a reasonable state of repair, all property including without limitation, all copies, extracts and summaries, whether in written, digital, magnetic or electronic form, of documents and information of the Company in the possession or under the control or direction of the Consultant and the CEO as at the termination date.

Resignation of Director and Officer

4.11 Upon termination hereof the CEO will immediately resign as an officer and, if applicable, director of the Company and of any subsidiaries or affiliates, and of any other entity where he has been appointed or nominated by the Company or the Consultant.

Release

4.12 Notwithstanding any provision herein to the contrary, and as a condition precedent to payment of any amount or provision of any benefit pursuant to Section 4 (other than payment of any Accrued Obligations) (the “Severance Benefits”), Consultant and CEO or CEO’s estate, as applicable, shall execute and shall not rescind, a release in favor of the Company and all related companies, individuals, and entities, in a form satisfactory to the Company, and any revocation period applicable to such release must have expired as of the sixtieth (60th) day following Consultant’s and/or CEO’s termination of engagement If Consultant and CEO (or CEO’s estate, as applicable) fail to execute the release in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revoke their acceptance of such release following its execution, Consultant and/or CEO shall not be entitled to any of the applicable Severance Benefits. Further, to the extent that (i) such termination of consultancy occurs within sixty (60) days of the end of any calendar year, and (ii) any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Consultant’s and/or CEO’s termination of consulting services hereunder, but for the condition on executing the release as set forth herein, shall not be made prior to the first day of the second calendar year, after which any remaining Severance Benefits shall thereafter be provided to Consultant according to the applicable schedule set forth herein.

Post-Termination Non-Compete, Non-Solicitation.

4.13  Upon termination of this Agreement or for any reason other than “good reason” by Consultant or the Company without “just cause” , Consultant and CEO agree that, for a period ending six 6 months from the date of his termination, Consultant and CEO shall not (except on behalf of the Company or with the prior written consent of the Company), directly or indirectly, (i) engage in the business in which the Company is engaged or proposes to be engaged (the “Company Business”), within the Restricted Territory (as defined below), (ii) interfere with the Company Business or the business of any Affiliate, or (iii) own, manage, control, participate in, consult with, render services for or in any manner engage in or represent any business within the Restricted Territory that is competitive with the Company Business or the business of any Affiliate thereof or any product of the Company or any Affiliate, as such business is conducted or proposed to be conducted from and after the date of this Agreement. As used in this Agreement, the term “Restricted Territory” means the United States of America. Nothing herein shall prohibit Consultant or CEO from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation that is competitive with the Company Business and which is publicly traded, so long as Consultant has no active participation in the business of such corporation. “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

Upon termination of this Agreement or for any reason other than by the Consultant for “good reason” or the Company without “just cause”, Consultant and CEO agree that, for a period ending one (1) year from the date of the termination of the Agreement, Consultant and CEO shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee or consultant of the Company or any Affiliate of the Company to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee or consultant thereof, on the other hand, (ii) hire or engage as a consultant or otherwise any person who is or was an employee or consultant of the Company or any Affiliate thereof until six (6) months after such individual’s employment or consulting relationship with the Company or such Affiliate has been terminated or (iii) induce or attempt to induce any customer, supplier, subcontractor, licensee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, subcontractor, licensee or business relation, on the one hand, and the Company or any Affiliate, on the other hand.

Part 5

RESOLUTION OF DISPUTES

Mediation

5.1 The parties will, in good faith, use their best efforts to resolve any dispute arising under or in connection with this Agreement among themselves. If the parties are unable to resolve such a dispute, then before recourse to arbitration, except for a matter that would justify the granting of a preliminary injunction, the parties will jointly refer the matter to a mutually acceptable third party (“Mediator”) to mediate the matter in dispute between the parties upon the following terms and otherwise upon terms in accordance with rules or procedures and evidence then acceptable to the parties (the “Mediation”):

(i) the decision of the Mediator will not be binding upon the parties;

(ii) the Mediation will be confidential and without prejudice to the respective rights of the parties in dispute;

(iii) regardless of the outcome of the Mediation, no party will be obligated to pay more than its own cost of participation in the Mediation and one-half of the costs of the Mediator; and

(iv) at any time after the appointment of the Mediator a party may, either in conjunction with or in the place of the Mediation, pursue all remedies otherwise available to the party in law or in equity under this Agreement.

Part 6

GENERAL

Further Assurances

6.1 Each party will, at its own expense and without expense to any other party, execute and deliver the further agreements and other documents and do the further acts and things as the other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

Assignment

6.2 Except as described in Section 4.8, neither party may assign any right, benefit or interest in this Agreement without the prior written consent of the other party. Any purported assignment without such consent will be void.

Severability

6.3 If any one or more of the provisions contained in this Agreement or the application of any of them to a person or circumstance is held by a court to be illegal, invalid or unenforceable in respect of any jurisdiction, then to the extent so held, it is separate and severable from this Agreement but the validity, legality and enforceability of the provision will not in any way be affected or impaired in any other jurisdiction and the remainder of this Agreement or the application of the provision to persons or circumstances other than those to which it is held to be invalid, illegal or unenforceable is not affected unless the severing has the effect of materially changing the economic benefit of this Agreement to the Consultant and the CEO or the Company.

Waiver and Consent

6.4 No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Consultant, the CEO and on behalf of the Company by an officer specifically designated by the Board. No waiver by a party at any time or any breach by the other party of a term of this Agreement or of performance of an obligation to be performed by the other party under this Agreement is deemed to be a waiver of similar or dissimilar terms or obligations at the same, any prior or subsequent time.

Notice

6.5 A notice, demand, request, statement or other evidence required or permitted to be given under this Agreement (a “notice”) must be written. It will be sufficiently given if delivered to the address of a party set out on Page 1 and if

(i) delivered in person to the Consultant or the CEO either by certified mail or courier so that a delivery receipt is obtained, or

(ii) delivered to the Company or the Board, as the case may be, either by certified mail or courier so that a delivery receipt is obtained.

At any time, a party may give notice to the other party of a change of address and after the giving of the notice, the address specified in the notice will be considered to be the address of the party for the purpose of this paragraph.

Any notice delivered or sent in accordance with this paragraph will be deemed to have been given and received:

(a) if delivered, then on the day of delivery,

(b) if mailed, on the earlier of the day of receipt and the 7th business day after the day of mailing, or

(c) if sent by telex, telegram, facsimile, email, on the first business day following the transmittal date; however,

(d) if a notice is sent by mail and mail service is interrupted between the point of mailing and the destination by strike, slowdown, force majeure or other cause within three (3) days before or after the time of mailing, the notice will not be deemed to be received until actually received, and the party sending the notice will use any other service which has not been so interrupted or will deliver the notice in order to ensure prompt receipt.

Binding Effect

6.6 This Agreement will enure to the benefit of and be binding upon the parties hereto and their successors. This Agreement is non-assignable.

Governing Law

6.7 This Agreement will be interpreted under and is governed by the laws of the State of Delaware and the federal laws of the United States as applicable and, except for matters which cannot properly or lawfully be resolved by mediation pursuant to Section 5.1, the courts of the State of Delaware will have exclusive jurisdiction to entertain any action arising under this Agreement and the parties hereby attorn to the jurisdiction of those courts.

Time of Essence

6.8 Time is of the essence in the performance of each obligation under this Agreement.

Counterparts

6.9 This Agreement and any other written agreement delivered pursuant to this Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement or such other written agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument.

Entire Agreement

6.10 This Agreement constitutes the entire agreement between the parties in respect of the Services and supersedes and replaces all prior negotiations, written or oral understandings or agreements made between the parties, including, but not limited to the Prior Agreement.

6.11 Clawback. Notwithstanding any provision in this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement, as well as any other payments and benefits which the Consultant or CEO receives pursuant to a Company plan or other arrangement, shall be subject to a clawback (a) to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule or any other applicable law; and/or (b) any policy adopted by the Company and applicable generally to Consultant and CEO and other officers of the Company, relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to Consultant or CEO by the Company or its subsidiaries or any of their respective affiliates, as applicable, as may be amended from time to time.

Survival of Terms

6.12 The provisions of Sections 2.1 to 2.9, 3.1 to 3.8, 4.4 to 4.13, 5.1, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11, and this Section 6.12, will survive the termination of this Agreement.

[Remainder of page left intentionally blank. Signature page follows].

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above-written.

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180 LIFE SCIENCES CORP.		)
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Per:	/s/ Jay Goodman	)
	Jay Goodman	)
	Chairperson of the Compensation	)
	Committee	)

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BLAIR JORDAN STRATEGY AND		)
FINANCING CONSULTING INC.		)
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Per:	/s/ Blair Jordan	)
Blair Jordan
	CEO	)
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BLAIR JORDAN		)
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	/s/ Blair Jordan	)
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